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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                                                       State of Incorporation
------------------                                                       ----------------------

Krause's Custom Crafted Furniture Corp                                   California
(business operated under the names
 "Krause's Custom Crafted Furniture Corp" , "Krause's Sofa Factory",
    "Sofa Factory",  and "Castro Convertibles")

KMC Enterprises, Inc.                                                     Delaware